                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-04589, 333-92597, 333-34596 and 333-43002 on Form S-8, Registration
Statement Nos. 333-59107, 333-63663, 333-72833, 333-80615, 333-89669, 333-89687,
333-42184 and 333-47518 on Form S-3 and Registration Statement No. 333-34560 on Form S-4 of Starbase Corporation of our report dated March 16, 2001, relating to the financial statements of Worldweb.net, Inc. as of December 31, 2000 and for the year then ended appearing in this Current Report on Form 8-K/A of Starbase Corporation dated May 7, 2001.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
May 7, 2001

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-04589, 333-92597, 333-34596 and 333-43002 on Form S-8, Registration
Statement Nos. 333-59107, 333-63663, 333-72833, 333-80615, 333-89669, 333-89687,
333-42184 and 333-47518 on Form S-3 and Registration Statement No. 333-34560 on Form S-4 of Starbase Corporation of our report dated April 6, 2001, relating to the financial statements of Technology Builders, Inc. as of February 23, 2001 and for the period then ended appearing in this Current Report on Form 8-K/A of Starbase Corporation dated May 7, 2001.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
May 7, 2001